Exhibit 24.1
POWER OF ATTORNEY
KNOW ALL BY THESE PRESENTS, that each of the undersigned directors and officers of MPLX GP LLC, a Delaware limited liability company and general partner of MPLX LP, a Delaware limited partnership (the "Registrant"), does hereby constitute and appoint Michael J. Hennigan, Pamela K.M. Beall and C. Kristopher Hagedorn, and each of them acting individually, as the true and lawful attorney-in-fact or attorneys-in-fact for each of the undersigned, with full power of substitution and resubstitution, and in the name, place and stead of each of the undersigned, to execute on behalf of the undersigned (i) one or more Registration Statements on Form S-4 (the “Form S-4 Registration Statement”) to register debt securities of the Registrant to be offered in exchange for certain other debt securities of the Registrant or any of its subsidiaries, and such other securities, if any, that are registered pursuant to the Form S-4 Registration Statement (or any amendments, restatements or supplements thereto after the date hereof), (ii) any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements and Registration Statements filed pursuant to Rule 462(b) of the Securities Act and (iii) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority or exchange with respect to the securities covered by the Form S-4 Registration Statement, in each case, granting to said attorneys, and each of them individually, full power and authority to do or cause to be done any and all acts and things whatsoever deemed necessary, appropriate or desirable by said attorneys, or any one of them, to be in the premises, as fully to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and approving the acts of said attorneys, or any one of them, and any such substitute prior to the execution hereof.
IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 18th day of March, 2020.

Signature	Title
/s/ Gary R. Heminger	Chairman of the Board of Directors of MPLX GP LLC (the general partner of MPLX LP)
Gary R. Heminger

/s/ Michael J. Hennigan	Director, President and Chief Executive Officer of MPLX GP LLC (the general partner of MPLX LP) (principal executive officer)
Michael J. Hennigan

/s/ Pamela K.M. Beall	Director, Executive Vice President and Chief Financial Officer of MPLX GP LLC (the general partner of MPLX LP) (principal financial officer)
Pamela K.M. Beall

/s/ C. Kristopher Hagedorn	Vice President and Controller of MPLX GP LLC (the general partner of MPLX LP) (principal accounting officer)
C. Kristopher Hagedorn

/s/ Michael L. Beatty	Director of MPLX GP LLC (the general partner of MPLX LP)
Michael L. Beatty

/s/ Christopher A. Helms	Director of MPLX GP LLC (the general partner of MPLX LP)
Christopher A. Helms

/s/ Garry L. Peiffer	Director of MPLX GP LLC (the general partner of MPLX LP)
Garry L. Peiffer

/s/ Dan D. Sandman	Director of MPLX GP LLC (the general partner of MPLX LP)
Dan D. Sandman

/s/ Frank M. Semple	Director of MPLX GP LLC (the general partner of MPLX LP)
Frank M. Semple

/s/ J. Michael Stice	Director of MPLX GP LLC (the general partner of MPLX LP)
J. Michael Stice

/s/ John P. Surma	Director of MPLX GP LLC (the general partner of MPLX LP)
John P. Surma

/s/ Donald C. Templin	Director of MPLX GP LLC (the general partner of MPLX LP)
Donald C. Templin